   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 28, 1995


                                                       REGISTRATION NO. 33-53739
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                       POST-EFFECTIVE AMENDMENT NO. 1 TO


                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                                 COBANCORP INC.
             (Exact name of Registrant as specified in its charter)


             OHIO                                                       34-1465382
                                                              (I.R.S. Employer Identification
(State or other jurisdiction of                                           Number)
incorporation or organization)
                                      124 MIDDLE AVENUE
                                     ELYRIA, OHIO 44035
                                        (216)329-8000
   (Address, including zip code, and telephone number, including area code of Registrant's principal executive offices)
                                     JOHN S. KREIGHBAUM
                                          PRESIDENT
                                       COBANCORP INC.
                                      124 MIDDLE AVENUE
                                     ELYRIA, OHIO 44035
                                        (216)329-8101
 (Name, address, including zip code and telephone number, including area code, of agent for service)


                            ------------------------

 APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF SECURITIES TO THE PUBLIC:

From time to time after the effective date of this Post-Effective Amendment to the Registration Statement.



     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. /X/


     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. / /


     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /



     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /



     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /



     This Post-Effective Amendment relates to the registration under the Securities Act of 1933 of 150,000 shares of common stock, without par value ("Common Shares"), of CoBancorp Inc. and the related rights to purchase the Common Shares.

     PAGE   OF   . EXHIBIT INDEX APPEARS ON SEQUENTIALLY NUMBERED PAGE   .
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Dear Shareholder:


     We are pleased to send you this Prospectus describing our Dividend Reinvestment and Stock Purchase Plan (the "Plan"), which has recently been amended. Through the Plan, you may automatically invest cash dividends that you receive on your shares of Common Stock, no par value (the "Common Stock"), of CoBancorp Inc. (the "Company"), as well as optional cash payments made by you under the Plan, in additional shares of Common Stock. The Company reserves the right to suspend, modify or terminate the Plan at any time.



     Participants in the Plan enjoy the following benefits:


     - You will pay no service charges or brokerage commissions for shares of Common Stock purchased on your behalf under the Plan.

     - Your dollars will be invested in full and fractional shares to four decimal places.

     - Dividends are credited to your account on both full and fractional shares.

     - Your dividends will be invested quarterly and cash payments will be invested monthly.

     - Your recordkeeping will be simplified since you will receive a statement each time there is activity in your account.

     - The shares of Common Stock purchased on your behalf under the Plan will be held in safekeeping until termination of your participation in the Plan, or until you request that a certificate be issued to you.

     - You may terminate your participation in the Plan at any time.

     The following pages of the Prospectus provide complete details of the Plan in simple question and answer form. We recommend that you review the description of the Plan carefully and that you retain this Prospectus for future reference.


     If you are not enrolled in the Plan but wish to do so, simply complete the enclosed Authorization Card and return it in the enclosed postagepaid envelope. You may enroll in dividend reinvestment only (partial or whole), in optional cash payments only, or in both. IF YOU ARE ALREADY ENROLLED IN THE PLAN, YOU NEED NOT TAKE ANY ACTION TO CONTINUE YOUR PARTICIPATION IN THE PLAN. If you do not participate in the Plan, you will continue to receive checks for your dividends as they are declared and paid.



     The recent amendment to the Plan merely changed the source of Common Stock that will be purchased under the Plan. Prior to the amendment, purchases were made directly from the Company when the closing sale price per share for Common Stock was at or above tangible book value per share. As amended, purchases may be made on the open market regardless of what the closing price is for shares of Common Stock. The Company has instructed Registrar & Transfer Company, the Company's agent for administering the Plan, to effect all purchases in the open market unless otherwise instructed by the Company.


                                        Sincerely,
                                        LOGO
                                        John S. Kreighbaum
                                        President & Chief Executive Officer

PROSPECTUS

                                 COBANCORP INC.
                 DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN
                             150,000 COMMON SHARES
                              (WITHOUT PAR VALUE)

     CoBancorp Inc. (the "Company") is offering to holders of its Common Stock, no par value ("Common Stock"), an opportunity to invest cash dividends and optional cash payments in Common Stock pursuant to the Dividend Reinvestment and Stock Purchase Plan set forth herein (the "Plan"). Any holder of record of Common Stock is eligible to participate in the Plan.

     A participant in the Plan may purchase Common Stock by:

     - reinvesting cash dividends on all shares of the Company held by the participant, or

     - reinvesting cash dividends on part of the shares of the Company held by the participant (while continuing to receive cash dividends on the other shares), and/or

     - making optional cash payments of at least $30 each, with all such cash payments not exceeding $25,000 annually, whether or not the participant's dividends are being reinvested.

     Employees of the Company or its subsidiary who are shareholders have the additional option of using payroll deductions to purchase shares of Common Stock of the Company at then current market prices, provided that no more than a total $25,000 in payroll deductions and optional payments may be invested by a participating employee in any one calendar year.


     Common Stock purchased under the Plan will be purchased from the Company, on the open market, or otherwise from sources other than the Company. The price of shares of Common Stock purchased for participants in the Plan on the open market or otherwise from sources other than the Company will be the weighted average of the prices paid for the Common Stock shares in all such purchases made with respect to the applicable Investment Date (as defined in Question 10). As to Common Stock shares purchased from the Company, the price will be the closing sales price on the NASDAQ System as reported in The Wall Street Journal (or if there should be no such quote, the average of the bid and asked prices for such stock as quoted on NASDAQ) on the applicable Investment Date.


     Regardless of the source, participants do not pay a brokerage commission or service charge upon the purchase of Common Stock under the Plan, and the Company bears the cost of administering the Plan.

                        -------------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
   EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR
     ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
       CRIMINAL OFFENSE.


THE SECURITIES OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS, DEPOSITS, OR OTHER
       OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT
            INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

                The date of this Prospectus is October 2, 1995.

                 SAVE THIS DOCUMENT. IT SETS FORTH THE TERMS OF
                         THE PLAN AND HOW IT OPERATES.

                        -------------------------------


     No person has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offer contained herein and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered hereby in any jurisdiction or to any person in which or to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstance, create any implication that there has been no change in the affairs of the Company or the facts herein set forth since the date hereof.


                             AVAILABLE INFORMATION


     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). Such reports, proxy statements and other information and the Registration Statement referred to below may be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, as well as the following SEC Regional
Offices: 7 World Trade Center, Thirteenth Floor, New York, New York, 10007; and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies may be obtained at prescribed rates by writing to the SEC, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549. The Common Stock of the Company is traded on the National Association of Securities Dealers, Inc. Automated Quotations ("NASDAQ") National Market System.



     The Company has filed with the SEC a Registration Statement on Form S-3 under the Securities Act of 1933 with respect to the Common Stock offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. Reference is made to the Registration Statement for further information.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed with the SEC by the Company are incorporated as of their respective dates in this Prospectus by reference:


     (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994, filed pursuant to Section 13 of the Securities Exchange Act of 1934;



     (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995 and June 30, 1995;



     (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed with the SEC on February 4, 1985, and any amendment or report filed for the purpose of updating such description; and



     (d) All other reports filed pursuant to Section 13(c) or 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this Prospectus and prior to the termination of the offering of the Common Stock pursuant to the Plan.


     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will furnish without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon such person's written or oral request, a copy of any or all of the documents described above under "Incorporation of Certain Documents by Reference," other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to:

                                 CoBancorp Inc.
                               124 Middle Avenue
                               Elyria, Ohio 44035
                         Attention: Corporate Secretary
                                 (216) 329-8105
                           (800) 522-3034 (toll free)

                            THE COMPANY AND THE BANK

     The Company is an Ohio corporation registered as a bank holding company under the Bank Holding Company Act of 1956, as amended, and was incorporated in November, 1983. On September 8, 1984, the Company became the sole stockholder of PREMIERBank & Trust (the "Bank") through a holding company reorganization of the Bank, and the Bank's existing shareholders became the shareholders of the Company. The Company's principal activity to date has consisted of owning all of the Bank's outstanding common stock.

     The Bank was organized in 1926 and engages in a full-service commercial and consumer banking business. The Bank offers retail and wholesale banking services including demand savings and time deposits and commercial, mortgage and consumer/installment loans. The Bank also offers trust and investment services to its customers. The Bank conducts its operations through its main office located in Elyria, Ohio and through over 20 branch offices located in Crawford, Cuyahoga, Delaware, Erie, Franklin, Huron, Lorain and Richland Counties. As an Ohio-chartered bank and a member of the Federal Reserve System, the Bank's deposits are insured by the Federal Deposit Insurance Corporation up to applicable limits.

     The principal executive offices of both the Company and the Bank are located at 124 Middle Avenue, Elyria, Ohio 44035. The telephone number is (216) 329-8000 or (800) 522-3034.

                                USE OF PROCEEDS


     The Company has no basis for estimating precisely the number of shares of Common Stock that ultimately may be sold pursuant to the Plan, the extent to which shares will be purchased directly from the Company rather than in the open market or the prices at which shares will be sold. The net proceeds from any purchases of Common Stock directly from the Company under the Plan would provide the Company with funds that it would expect to use for general corporate purposes.


                 DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

     The Company's Dividend Reinvestment and Stock Purchase Plan ("Plan") is set forth below in question and answer format.

PURPOSE

1. What is the purpose of the Plan?

     The Plan provides holders of record of Common Stock with a simple and convenient method of investing cash dividends and optional cash payments in additional Common Stock without payment of any brokerage commission or service charge. To the extent that such additional Common Stock shares are purchased from the Company, the Company will use the additional funds for general corporate purposes. See "Use of Proceeds" above.

ADVANTAGES

2. What are the advantages of the Plan?

     An eligible shareholder of record who wishes to participate in the Plan may
(i) have cash dividends on all of his or her shares of the Company automatically reinvested or (ii) have cash dividends on part of his or her shares of the Company automatically reinvested or (iii) whether or not a participant has elected to have any such dividends automatically reinvested, invest in additional Common Stock by making optional cash payments of not less than $30 per payment up to an aggregate maximum of $25,000 annually. No commission or service charge is paid by a participant in connection with purchases under the Plan. Full investment of funds is possible under the Plan because fractions of common shares (computed to four decimal places), as well as whole common shares, will be credited to a participant's Plan account. Dividends on common shares in a participant's Plan account, including a pro rata dividend on fractional common shares, will be reinvested in additional Common Stock and such Common Stock will be credited to a participant's Plan account. A participant can avoid the need for safekeeping of certificates for Common Stock credited to the participant's account under the Plan. Periodic statements of account will provide simplified record keeping.

ADMINISTRATION

3. Who administers the Plan for participants?


     Registrar and Transfer Company ("R&T") has been designated by the Company as its agent to administer the Plan for participants by maintaining records, sending statements of account to participants and performing other duties relating to the Plan. Shares of Common Stock will be purchased from the Company by R&T or in the open market by an Independent Agent designated by R&T, in either case as agent for the participants, and such shares will be registered in the name of R&T's nominee as agent for participants, until such participant terminates participation in the Plan or until a written request is received from such participant for issuance of a stock certificate for all or a portion of shares held by R&T for such participant, as more fully explained in Question 26. R&T also acts as dividend disbursing agent, transfer agent, and registrar for the Common Stock.


     All correspondence concerning the Plan should be addressed to:

                            Registrar and Transfer Company
                            ATTN: Dividend Reinvestment Department
                            10 Commerce Drive
                            Cranford, New Jersey 07016

                            or call (800) 368-5948


PARTICIPATION

4. Who is eligible to participate?

     All holders of record of Common Stock are eligible to participate in the Plan. In order to be eligible to participate in the Plan, any shareholder whose shares are registered in a name other than the participant's own name (for example, in the name of a broker or bank nominee) must become a shareholder of record by having shares transferred into the participant's own name.

5. How does an eligible shareholder participate?

     A holder of record of shares of Common Stock may join the Plan at any time by completing and signing an Authorization Card and returning it to R&T. Authorization Cards may be obtained at any time by a written request to R&T at the address noted in Question 3. Where such shares are registered in more than one name (i.e., joint tenants, trustees, etc.), all registered holders must sign. Those shareholders who do not wish to participate in the Plan will continue to receive dividends when and as declared.

     If a shareholder returns a properly executed Authorization Card to R&T without electing an investment option, such Authorization Card will be deemed to indicate the intention of such shareholder to apply any cash dividends toward the purchase of additional shares of Common Stock.


     Any shareholder of the Company who is already enrolled in the Plan need not take any action to continue participation in the Plan, as recently amended. The recent amendment of the Plan is described in Question 11. Unless a participant wishes to change the instructions on the Authorization Card currently in effect for his or her account, a shareholder who is already a participant in the Plan should not complete a new Authorization Card.


6. Is partial participation possible under the Plan?

     Yes. A shareholder of record who desires to participate in the Plan may elect to have the cash dividends on only some of the shares of the Company owned by the shareholder reinvested under the Plan, or may elect to make optional cash payments towards the purchase of additional Common Stock under the Plan without electing automatic reinvestment of the cash dividends on any of the shares of the Company owned by the shareholder.

THE AUTHORIZATION CARD

7. What does the Authorization Card provide?

     The Authorization Card allows each shareholder to decide the extent to which he wants to participate in the Plan. By checking the appropriate box on the Authorization Card, a shareholder may choose among the following options:

          If "Full Dividend Reinvestment" is elected, all the cash dividends on all the Common Stock then or subsequently registered in a participant's name, together with any optional cash payments, will be applied toward the purchase of additional Common Stock.

          If "Partial Dividend Reinvestment" is elected, all the cash dividends on only the number of shares that are specified on the Authorization Card, together with any optional cash payments, will be applied toward the purchase of additional Common Stock.

          Under either of these two preceding elections, any subsequent dividends on Common Stock held in the participant's Plan account will be automatically reinvested. Under the Plan, dividends will be reinvested on a cumulative basis on the shares designated on the Authorization Card and on all Common Stock held in the Plan account, until a participant changes or revokes the instructions on the Authorization Card in writing, or until the participant's participation in the Plan is terminated.

          By electing either "Full Dividend Reinvestment" or "Partial Dividend Reinvestment," a participant is automatically entitled to make optional cash payments.

          If "Optional Cash Payments Only" is elected, the Company will distribute cash dividends on shares registered in the participant's name in the manner requested by the participant, and any optional cash payments received toward the purchase of additional Common Stock will be applied toward purchase of additional shares of Common Stock pursuant to the Plan. This option should only be elected if the participant does not elect either "Full Dividend Reinvestment" or "Partial Dividend Reinvestment".

     Cash dividends payable on all Common Stock in a participant's Plan account, whether such shares of Common Stock were purchased with reinvested dividends or optional cash payments, will be automatically reinvested in additional Common Stock.

8. How may a participant change options under the Plan?

     A participant may change investment options under the Plan at any time by completing a new Authorization Card (obtainable upon request from R&T at the address noted in Question 3) and returning it to R&T.

JOINING THE PLAN

9. When may an eligible shareholder join the Plan?

     An eligible shareholder of the Company may join the Plan at any time. If the Authorization Card is received by R&T at the address specified in Question 3 on or before the record date for a dividend payment, reinvestment of dividends on the number of shares participating under the Plan will begin with that dividend payment date. If the Authorization Card is received after the record date for a dividend payment, reinvestment of dividends will begin on the dividend payment date following the next record date, if such shareholder is still a holder of record. All optional cash payments will be invested, following receipt of the Authorization Card and the optional cash payment, in the manner described in Questions 12, 13, and 14.

     Dividend record dates for Common Stock and the related payment dates are generally on or about the following dates:

                RECORD DATE                         PAYMENT DATE
                February 18..............................March 1
                May 18....................................June 1
                August 18............................September 1
                November 18...........................December 1

     The Plan does not represent a change in the Company's dividend policy or a guarantee of future dividends, which will continue to be determined by the Board of Directors based upon the Company's earnings, financial condition and other factors.

INVESTMENT DATE

10. What is the Investment Date?

     With respect to dividends being reinvested under the Plan, "Investment Date" means the date on which such dividends are paid. With respect to the investment of optional cash payments under the Plan, "Investment Date" means the dividend payment date in any month in which there is a dividend payment on the Company's Common Stock or, if there is no dividend payment in the month, then the first business day of such month; except, if such date falls on a Saturday, Sunday, or legal holiday, then the Investment Date will be the preceding business day.

PURCHASES OF COMMON STOCK UNDER THE PLAN

11. What is the source of Common Stock purchased under the Plan?


     Common Stock purchased under the Plan with reinvested dividends or optional cash payments (the latter including payroll deductions by employees who are shareholders) may be purchased directly from the Company, on the open market or otherwise from sources other than the Company. The Plan was recently amended to provide that Common Stock purchased under the Plan may be purchased on the open market regardless of the price at which shares of the Common Stock may be trading. Prior to the amendment, open market purchases could be made only if the market price per share of the Common Stock was less than tangible book value per share. The recent Plan amendment will be effective for any dividends payable, or optional cash payments received, after October 1, 1995. Participants will be notified of changes in the manner in which Common Stock is purchased under the Plan.


12. What will be the price of Common Stock purchased under the Plan?


     The purchase price to the participant of Common Stock purchased on the open market or otherwise from sources other than the Company will be the weighted average of the prices paid for the Common Stock shares in all such purchases made with respect to the applicable Investment Date.


     The purchase price per share for Common Stock purchased from the Company under the Plan will be the closing sales price per share of Common Stock on the NASDAQ National Market System as reported in

The Wall Street Journal for the Investment Date; or, if there shall be no such quote on the Investment Date, then reference shall be made to the average of the bid and asked prices for such stock on such date on the NASDAQ National Market System. If there is no trading in the shares of Common Stock reported on the NASDAQ National Market System for a significant time prior to such Investment Date, the purchase price per share of Common Stock shall be determined by the Company on the basis of such market quotations as are available.

13. When will purchases be made with reinvested dividends?


     Purchases of Common Stock from sources other than the Company will be made commencing as of the applicable Investment Date and continuing over the period determined appropriate, under the circumstances, by R&T to acquire the Common Stock, but in all events within 30 days of the applicable Investment Date. Purchases of Common Stock from the Company will be made on the applicable Investment Date. In no event will interest be paid on funds being held by R&T pending investment of such funds.


14. When will purchases be made with optional cash payments?


     An optional cash payment will be invested under the Plan on the first Investment Date following receipt by R&T at the address specified in Question 3 of such payment if the Common Stock is purchased from the Company. If the Common Stock is purchased from sources other than the Company, the optional cash payment will be invested as soon as practicable beginning on the first Investment Date following receipt by R&T at the address specified in Question 3 of such payment, but in no event later than 30 days after receipt of such payment by R&T. No interest will be paid on optional cash payments pending their investment.


15. How many shares of Common Stock will be purchased for a participant?

     The number of Common Stock shares to be purchased depends on the amount of a participant's reinvested dividend, the amount of any optional cash payments to be invested on the Investment Date, and the purchase price of the Common Stock. Each participant's Plan account will be credited with that number of shares of Common Stock, including fractions computed to four decimal places, equal to the participant's total amount to be invested divided by the purchase price per common share.

OPTIONAL CASH PAYMENTS

16. How does the optional cash payment feature of the Plan work?

     All eligible holders of record of shares of the Company (except for brokers and nominees) who have submitted an Authorization Card are eligible to make optional cash payments at any time. Optional cash payments received from a participant will be used to purchase additional Common Stock. Cash dividends payable on all Common Stock credited to a participant's Plan account, whether such Common Stock shares were purchased with reinvested dividends or optional cash payments, will be automatically reinvested in additional Common Stock.

17. How may optional cash payments be made?

     An optional cash payment may be made by a participant when joining the Plan by enclosing a check or money order payable to Registrar & Transfer Company with an Authorization Card returned to R&T. Thereafter optional cash payments may be made on a monthly basis through the use of appropriate forms attached to each participant's statement of account. There is no obligation to make additional cash payments, nor to make all such payments in the same amount.

     Each optional cash payment must be at least $30 and all such payments cannot, in any one calendar year, exceed a total of $25,000 for any participant. THE COMPANY WILL NOT APPROVE OPTIONAL CASH PURCHASES IN EXCESS OF THE MAXIMUM AMOUNT SET FORTH HEREIN.

     A participant may withdraw any optional cash payment by written notice received by R&T not less than two business days before the first Investment Date following receipt of the optional cash payment.

18. How do employees who are shareholders elect to participate through payroll deductions?

     Full-time employees who have completed six months' consecutive employment with the Company or any subsidiary and who are shareholders of record can participate through payroll deductions by completing an Employee Authorization Form and returning it to the Senior Vice President of Human Resources. Employees may authorize payroll deductions in a specified whole-dollar amount from each regular paycheck as follows: employees paid biweekly may have a minimum of $20 and a maximum of $900 deducted per pay period. Once authorized, payroll deductions will continue until changed or terminated by the employee.

     In order to commence payroll deductions, the Employee Authorization Form must be received by the Company two weeks before the first day of the month in which the employee wishes to commence deductions. An employee for whom payroll deductions have already been commenced may change the amount of his deductions by submitting to the Senior Vice President of Human Resources a new Employee Authorization Form, or other appropriate form which may be obtained from the Company, two weeks before the first day of the month in which the employee wishes to have the amount changed. All deductions made before the last day of the last full payroll period ending ten(10) days prior to the end of the month will be invested as of such Investment Date. All deductions made after the last day of the last full payroll period ending ten(10) days prior to the end of the month prior to an Investment Date will be held by the Company or R&T and invested on the next succeeding Investment Date.

     NO INTEREST WILL BE PAID BY THE COMPANY OR R&T ON PAYROLL DEDUCTIONS.

EXPENSES

19. What are the expenses to participants in the Plan?

     All costs of administration of the Plan will be paid by the Company. There are no brokerage fees or commissions charged to participants in connection with the purchase of Common Stock shares under the Plan. Certain expenses (including a termination fee) may also be incurred by the participant if the participant receives a cash payment for a fraction of a common share credited to the participant's Plan account upon the participant's withdrawal of all of the Common Stock credited to the participant's Plan account or upon termination of the participant's participation in the Plan (see Question 30).

FEDERAL TAX CONSEQUENCES

20. What are the Federal income tax consequences of participation in the Plan?

     In general, a shareholder who participates in the Plan will have the same Federal income tax consequences with respect to dividends payable on Common Stock in a Plan account as if he or she were not a participant in the Plan. In the case of a cash dividend, a participant will be treated for Federal income tax purposes as having received on the dividend payment date a dividend equal to the full amount of the dividend payable with respect to all the participant's stock, including shares registered in his or her name and those credited to the participant's Plan account, even if all such dividends are not received by the participant in cash, but instead are applied to the purchase of Common Stock for the participant's account. In the case of Common Stock purchased from sources other than the Company, commissions and brokerage fees paid by the Company in connection with such purchases will be taxable income to the participants in an amount equal to each participant's pro rata share of such commissions and fees and will be reported as ordinary dividend income for the calendar year by the Company with respect to each participant's Plan account.

     The tax basis of Common Stock purchased from the Company with cash dividends or optional cash payments will be the amount of the cash dividends or optional cash payments, as the case may be. In the case of Common Stock purchased from sources other than the Company, the tax basis will be the purchase price of the Common Stock plus a participant's pro rata share of commissions or brokerage fees paid by the Company in making such purchases. The holding period for Common Stock purchased with reinvested dividends or optional cash payments will begin on the date following the date on which the Common Stock shares are purchased for the participant and credited to such participant's Plan account, regardless of the source of purchase.

     A participant will not realize any Federal taxable income when the participant receives certificates for whole Common Stock shares credited to the participant's Plan account, either upon the participant's withdrawal of some or all of the Common Stock credited to the participant's Plan account or termination of the participant's participation in the Plan. However, a participant who receives, upon withdrawal of Common Stock from the Plan or termination of the participant's participation in the Plan, a cash payment for a fractional share of Common Stock credited to the participant's Plan account will realize a gain or loss with respect to such fractional common share. A gain or loss will also be realized by a participant when whole shares of Common Stock are sold by the participant after withdrawal of such shares from the Plan account or termination of the participant's participation in the Plan. The amount of such gain or loss will be the difference between the amount which the participant receives for full or fractional Common Stock and the tax basis therefor. Any such gain or loss will be a capital gain or loss if the Common Stock shares constitute capital assets in the hands of the participant.

     Participants are advised to consult their own tax advisors to determine the particular Federal, state and local income tax consequences that may result from their participation in the Plan and the subsequent sale or other disposition of Common Stock under the Plan. The income tax consequences of participants may vary from jurisdiction to jurisdiction.

REPORTS TO PARTICIPANTS

21. What kind of reports will be sent to participants?

     Each participant in the Plan will receive a statement of account as promptly as practicable after each purchase of Common Stock for the participant's Plan account. These statements are a record of the date and cost of purchases made and should be retained for income tax purposes. In addition, each participant will receive, from time to time, copies of reports, proxy statements, and other communications sent to holders of the Common Stock generally.

     Each participant will receive annually Internal Revenue Service information (on Form 1099) for reporting dividend income received.

DIVIDENDS ON FRACTIONS OF SHARES

22. Will participants be credited with dividends on fractions of shares?

     Yes. Dividends with respect to fractional, as well as whole, shares will be reinvested in additional Common Stock.

CERTIFICATES FOR SHARES

23. Will certificates be issued for Common Stock purchased?

     Common Stock credited to a participant's account in the Plan will be held in the name of R&T or its nominee. The number of shares credited to an account under the Plan will be shown on the participant's statement of account. This service protects against loss, theft, or destruction of certificates. However, certificates for whole shares will be issued to participants upon the participant's withdrawal of such shares from the Plan account or termination of the participant's participation in the Plan, subject to payment of the $2.50 certificate fee or $25.00 termination fee, respectively.

     Common Stock credited to the account of a participant under the Plan may not be pledged or assigned, and any such purported pledge or assignment shall be void. A participant who wishes to pledge or assign any such shares credited to the participant's Plan account must first withdraw such shares from the Plan account.

     Certificates for fractions of shares will not be issued to participants under any circumstances.

24. In whose name will certificates be registered when issued to participants?

     Each account under the Plan will be maintained in the name as shown on the Authorization Card of each participant. Consequently, certificates for whole Common Shares will be similarly registered when issued.

25. May a participant add shares to his or her account by transferring stock certificates that the participant possesses?

     Yes. For safekeeping, you may deposit certificates representing shares with R&T, but it is not necessary to do so in order to reinvest dividends payable with respect to shares of Common Stock represented by such certificates. Such certificates must be presented in transferable form and must be accompanied by a written request that the certificates be held for your account.

WITHDRAWAL OF COMMON STOCK IN PLAN ACCOUNT

26. How may Common Stock be withdrawn from the Plan account?

     Certificates representing shares credited to a participant's Plan account may be withdrawn by a participant by notifying R&T in writing (i) specifying the number of shares to be withdrawn and (ii) paying a fee of $2.50 to Registrar and Transfer Company for each certificate requested. Certificates for whole shares of Common Stock so withdrawn will be issued to and registered in the name of the participant. Cash in lieu of fractional shares will be paid to withdrawing participants.

27. Will dividends on Common Stock withdrawn from the Plan account continue to be reinvested?

     If the participant has authorized "Full Dividend Reinvestment," cash dividends with respect to shares withdrawn from a participant's Plan account will continue to be reinvested. If, however, cash dividends with respect to only part of the shares registered in a participant's name are being reinvested, R&T will continue to reinvest dividends on only the number of shares specified by the participant on the Authorization Card (together with any other shares acquired pursuant to the Plan and not withdrawn) unless a new Authorization Card specifying a different number of shares is delivered.

28. May a participant request that shares held in his or her account be sold upon termination of participation?

     No. Upon termination of participation in the Plan, and following a participant's receipt from R&T of a share certificate for the number of whole shares in the account, an individual shareholder must make his or her own arrangements to sell such Common Stock shares.

29. How does an employee participating through payroll deductions withdraw from the Plan?

     In addition to the withdrawal request sent to R&T, a participating employee who has elected payroll deductions must notify the Company in writing to discontinue the payroll deductions sufficiently in advance of the employee's next paycheck to allow processing. If the notice is so received by the Company, no further payroll deductions will be made and the accumulated amount withheld will be paid to the employee in cash.

TERMINATION

30. How does a participant terminate participation under the Plan?

     In order to terminate participation under the Plan, a participant must notify R&T in writing that the participant wishes to terminate. Notice of termination must be accompanied by a termination fee of $25.00 (payable to Registrar and Transfer Company). Such notices should be addressed to R&T at the address set forth in Question 3 and will be effective only when received by R&T. When a participant voluntarily terminates his or her participation in the Plan or if and when the participant's participation in the Plan or the Plan is terminated by the Company, a certificate for whole Common Stock shares credited to the participant's Plan account under the Plan will be issued and a cash payment will be made for any fraction of a Common Stock share.

31. When may a participant withdraw Common Stock from his or her Plan account or be terminated from the Plan?

     A participant may withdraw Common Stock credited to the participant's Plan account or terminate his or her participation under the Plan at any time. If the request to withdraw or terminate is received by R&T prior to a dividend record date, the withdrawal or termination will be processed as soon as practical after receipt of the request. If the request to withdraw or terminate is received by R&T on or after the record date for a dividend payment, the withdrawal or termination may not be processed until shares purchased with the dividends paid for such record date have been credited to the participant's account. Any optional cash payment which was received prior to the request for withdrawal or termination will be reinvested unless return of the amount is requested at the time of the request for withdrawal or termination and such request is received at least two business days before the next Investment Date. All subsequent dividends will be paid to the participant in cash unless the participant re-enrolls in the Plan. The Company reserves the right, in its sole discretion, to terminate the Plan or any participant's account at any time.

32. May an employee terminate his participation through payroll deductions and still remain in the Plan?

     Yes. An employee who terminates his payroll deductions may leave his shares in the Plan. The participant may also continue to make optional cash payments directly to R&T.

33. May a participant re-enroll in the Plan after having previously withdrawn from the Plan?

     Generally, a shareholder or eligible employee may elect to re-enroll in the Plan at any time, simply by following the same procedures described in the answer to Question 5. However, the Company reserves the right to reject any Authorization Card from a previous participant on grounds of excessive enrollment and termination of participation in the Plan. Such reservation is intended to minimize unnecessary administrative expense and to encourage use of the Plan as a long-term shareholder investment service.

OTHER INFORMATION

34. What happens when a participant sells or transfers the shares of the Company registered in such participant's name?

     If a participant sells or transfers all shares of the Company registered in the participant's name, the Company will continue to reinvest the cash dividends on Common Stock credited to the participant's Plan account, subject to the participant's right to withdraw Common Stock from the Plan account or terminate participation under the Plan at any time.

35. What happens if the Company issues a dividend payable in Common Stock or declares a stock split?

     Any dividend payable in Common Stock or split shares distributed by the Company on Common Stock credited to a participant's Plan account will be added to such account. Any dividend payable in Common Stock or split shares distributed by the Company on Common Stock not in the participant's Plan account will be transmitted directly to the Participant in the same manner as to shareholders who are not participating in the Plan.

36. How will Common Stock credited to a participant's Plan account be voted at Shareholders' Meetings?

     For each meeting of shareholders, a participant will receive proxy material that will enable the participant to vote both whole shares registered in the participant's name directly and whole Common Stock shares credited to the participant's Plan account. If a participant elects, such participant may vote Common Stock, including all whole common shares credited to the participant's Plan account, in person at the shareholders' meeting. Fractional shares held in Plan accounts cannot be voted.

     If no instructions are indicated on a properly signed and returned proxy card, all of the participant's common shares - those registered in the participant's name and those credited to the participant's Plan account - will be voted in accordance with the recommendations of the Company's management.

37. What are the responsibilities of the Company and R&T under the Plan?

     Neither the Company nor R&T shall have any responsibility beyond the exercise of ordinary care for any action taken or omitted under the Plan nor shall they have any duties, responsibilities, or liabilities except as expressly set forth in the Plan. The Company and R&T will not be liable under the Plan for any act done in good faith or for any good faith omission to act including, without limitation, any claim of liability arising (i) out of failure to terminate a participant's Plan account upon the participant's death or incompetence prior to receipt of written notice of such participant's death or incompetence, (ii) with respect to the prices at which shares are purchased for a participant's account, (iii) with respect to the times when such purchases or sales are made, or (iv) with respect to any fluctuation in market value of the Company's Common Stock.

     The participant should recognize that the Company and R&T cannot assure the participant a profit or protect the participant against a loss on the Common Stock shares purchased under the Plan.

38. May the Plan be changed or discontinued?

     The Company may amend, suspend, modify, or terminate the Plan at any time, including the period between a dividend record date and a dividend payment date. Notice of any such amendment, suspension, modification, or termination will be sent to all participants. Any such amendment shall conclusively be deemed to be accepted by the participant unless prior to the effective date of any such amendment as set forth in the notice, R&T receives written notice of the termination of the participant's account. Upon a termination of the Plan, any uninvested optional cash payments will be returned, certificates for whole common shares credited to a participant's account under the Plan will be issued, and a cash payment will be made for any fraction of a Common Stock share credited to a participant's account.

39. Where will notices to a participant be sent?

     All notices to a participant will be addressed to the participant at the last address of record with R&T. A participant should notify R&T in writing of any changes of address at the address set forth in Question 3.

40. What is sufficient notice to a participant?

     Any notice or certificate required to be given by R&T to a participant pursuant to the Plan shall be in writing and shall be deemed to have been sufficiently given for all purposes once deposited, postage prepaid, in a post office letter box addressed to the participant at the participant's address as it shall last appear on R&T records.

41. What law governs the Plan?

     The terms and conditions of the Plan and the operation thereof shall be governed by and construed in accordance with the laws of the State of Ohio and the rules and regulations of the SEC, as they may be amended from time to time.

42. Who interprets the Plan?

     The Company reserves the right to interpret the Plan as may be necessary or desirable in connection with the operation of the Plan.


                                INDEMNIFICATION


     The Company's Articles authorize indemnification of officers and directors under certain circumstances, including liabilities arising under the Securities Act of 1933. Under the terms of the Company's directors' and officers' liability insurance policy, directors and officers of the Company are insured against certain liabilities, including liabilities arising under the Securities Act of 1933.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

                                 LEGAL OPINION


     The validity of the Common Stock offered hereby has been passed upon for the Company by Francis X. Grady, 1468 West 9th Street, Suite 620, Cleveland, Ohio 44113-1220.


                                    EXPERTS


     The consolidated financial statements of the Company included in the Company's Annual Report on Form 10-K incorporated by reference in this Prospectus have been audited by Ernst & Young LLP independent auditors, as set forth and to the extent indicated in their report thereon included therein and incorporated herein by reference, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

------------------------------------------------------
------------------------------------------------------

                                   PROSPECTUS

                               TABLE OF CONTENTS


                                         PAGE
                                         ----
Available Information.................     2
Incorporation of Certain Documents by
  Reference...........................     2
The Company And The Bank..............     3
Use of Proceeds.......................     3
Dividend Reinvestment and Stock
  Purchase Plan.......................     3
     Purpose..........................     3
     Advantages.......................     4
     Administration...................     4
     Participation....................     4
     The Authorization Card...........     5
     Joining the Plan.................     6
     Investment Date..................     6
     Purchases of Common Stock Under
       the Plan.......................     6
     Optional Cash Payments...........     7
     Expenses.........................     8
     Federal Tax Consequences.........     8
     Reports to Participants..........     9
     Dividends on Fractions of
       Shares.........................     9
     Certificates for Shares..........     9
     Withdrawal of Common Stock in
       Plan Account...................    10
     Termination......................    10
     Other Information................    11
Indemnification.......................    12
Legal Opinion.........................    13
Experts...............................    13


------------------------------------------------------
------------------------------------------------------

------------------------------------------------------
------------------------------------------------------
                                 COBANCORP INC.

                             DIVIDEND REINVESTMENT
                            AND STOCK PURCHASE PLAN

                              --------------------

                                   PROSPECTUS
                              --------------------
                                    ADDRESS:

                               124 Middle Avenue
                               Elyria, Ohio 44035


                             Dated: October 2, 1995

------------------------------------------------------
------------------------------------------------------

                                    PART II


                     INFORMATION NOT REQUIRED IN PROSPECTUS



ITEM 16. EXHIBITS



     4.1 Dividend Reinvestment and Stock Purchase Plan (contained as part of the Prospectus included herein)



     23.2 Consent of Experts



     99.1 Letter to Shareholders

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Elyria, State of Ohio, on August 21, 1995.


                                          COBANCORP INC.
                                          (Registrant)

                                              John S. Kreighbaum
                                          By:

                                            John S. Kreighbaum
                                            President & Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement No. 33-53739 has been signed by the following persons in the capacities and on the dates indicated.


/s/ JOHN S. KREIGHBAUM                               Date: August 21, 1995
-------------------------------------------------
John S. Kreighbaum
President & Chief Executive Officer and Director
/s/ ROBERT T. BOWMAN                                 Date: August 21, 1995
-------------------------------------------------
Robert T. Bowman
Chairman of the Board
/s/ TIMOTHY W. ESSON                                 Date: August 21, 1995
-------------------------------------------------
Timothy W. Esson
Treasurer (Principal Financial Officer and
Principal Accounting Officer)
/s/ GARIS F. DISTLEHORST                             Date: August 21, 1995
-------------------------------------------------
Garis F. Distelhorst
Director
/s/ RICHARD J. STEWART                               Date: August 21, 1995
-------------------------------------------------
Richard J. Stewart
Director
/s/ RICHARD A. VAN AUKEN                             Date: August 21, 1995
-------------------------------------------------
Richard A. Van Auken
Director
/s/ THOMAS E. HAYWOOD                                Date: August 21, 1995
-------------------------------------------------
Thomas E. Haywood
Director
/s/ LARRY D. JONES                                   Date: August 21, 1995
-------------------------------------------------
Larry D. Jones
Director

-------------------------------------------------    Date:           , 1995
Maureen M. Cromling
Director
                                                     Date:           , 1995
-------------------------------------------------
Anthony E. Szambecki
Director
/s/ Theodore S. Altfeld                              Date: August 21, 1995
-------------------------------------------------
Theodore S. Altfeld
Director
/s/ Robert S. Cook                                   Date: August 21, 1995
-------------------------------------------------
Robert S. Cook
Director
/s/ MICHAEL B. DUFFIN                                Date: August 21, 1995
-------------------------------------------------
Michael B. Duffin
Director

                                 EXHIBIT INDEX

     The following Exhibits are filed in connection with the Registration Statement of CoBancorp Inc. on Form S-3, pursuant to the requirements of Item 601 of Regulation S-K:


 EXHIBIT NO.                          EXHIBIT                                  PAGE NO.
-------------   ----------------------------------------------------   -------------------------
     4.1        Dividend Reinvestment and Stock Purchase Plan          (Contained as part of the
                                                                       Prospectus included
                                                                       herein)
    23.2        Consent of Experts
    99.1        Letter to Shareholders